Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Rocky Brands, Inc. and Subsidiaries of our reports dated March 15, 2022, relating to the consolidated financial statements and schedule as of December 31, 2021 and 2020, and for the years ended December 31, 2021 and 2020, and the effectiveness of internal control over financial reporting as of December 31, 2021, which appear in the Annual Report on Form 10-K.

/s/ Schneider Downs & Co., Inc.

Columbus, Ohio

March 15, 2022